Exhibit 2.3

AMENDMENT NO. 2
TO
MASTER ASSET PURCHASE AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Master Asset Purchase Agreement is dated December 27, 2011, by and among Granite City Restaurant Operations, Inc., a Minnesota corporation and Granite City of Maryland, Inc., a Minnesota corporation (collectively, “Buyer”); CR Minneapolis, LLC, Pittsburgh CR, LLC, Indy CR, LLC, Kendall CR LLC, 3720 Indy, LLC, CR NH, LLC, CR Florida, LLC, and Parole CR, LLC (collectively “Seller” and individually a “Seller Entity”); Restaurant Entertainment Group, LLC, an Ohio limited liability company (“REG”), and Clinton R. Field, a resident of Union County, Ohio and Eric Schilder, a resident of Marion County, Ohio (“Owners”).

RECITALS

WHEREAS, the parties hereto entered into the Master Asset Purchase Agreement dated November 4, 2011, as amended December 21, 2011 (the “Agreement”) and desire to further amend the Agreement pursuant to this Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Section 2.1(d) of the Agreement, as amended, as it pertains to the Closing on the sale of the Assets of Indy, National Harbor and Annapolis Restaurants, and the purchase of the Intellectual Property Assets from REG, is hereby amended to read as follows:

The Closing on the purchase of the Assets of the Indy, National Harbor and Annapolis Restaurants, and the purchase of the Intellectual Property Assets from REG, shall occur on December 30, 2011.

Except for the foregoing amendments, the remaining terms and conditions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Buyer:		Owner:

GRANITE CITY RESTAURANT
OPERATIONS, INC.

By:	/s/ James G Gilbertson	/s/ Clinton R. Field
Name:	James G. Gilbertson	Clinton R. Field
Its:	CFO

/s/ Eric Schilder
Eric Schilder
GRANITE CITY OF MARYLAND, INC.

By:	/s/ James G. Gilbertson	Seller:
Name:	James G. Gilbertson
Its:	CFO	PITTSBURGH CR, LLC

		By:	/s/ Eric Schilder
Eric Schilder, Sole Member and Owner

		By:	/s/ Clinton R. Field
Clinton R. Field, Manager

INDY CR, LLC

		By:	/s/ Clinton R. Field
Clinton R. Field, Sole Member, Manager
and Owner

KENDALL CR LLC

		By:	/s/ Eric Schilder
Eric Schilder, Sole Member and Owner

		By:	/s/ Clinton R. Field
Clinton R. Field, Manager

3720 INDY, LLC

		By:	/s/ Clinton R. Field
Clinton R. Field, Sole Member, Manager
and Owner

CR MINNEAPOLIS, LLC

By:	/s/ Clinton R. Field
Clinton R. Field, Sole Member, Manager
and Owner

CR NH, LLC

By:	/s/ Eric Schilder
Eric Schilder, Sole Member and Owner

By:	/s/ Clinton R. Field
Clinton R. Field, Manager

CR FLORIDA, LLC

By:	/s/ Eric Schilder
Eric Schilder, Sole Member and Owner

By:	/s/ Clinton R. Field
Clinton R. Field, Manager

PAROLE CR, LLC

By:	/s/ Clinton R. Field
Clinton R. Field, Sole Member, Manager
and Owner

RESTAURANT ENTERTAINMENT GROUP, LLC

By:	/s/ Clinton R. Field
Clinton R. Field, Sole Member, Manager
and Owner